UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014 (July 17, 2014)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 935-3232

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

CCA Industries, Inc. (the "Company") is filing this Form 8-K/A to correct a filing error that occurred on July 22, 2014. The Company intended to file as part of the Form 8-K filed on July 22, 2014 the results of matters submitted to a vote of security holders at the Company's annual meeting of shareholders and the press release announcing the results of the second quarter ended May 31, 2014. Due to an inadvertent error, the Form 8-K that was filed on that date contained information that was previously filed on June 4, 2012. This report is being filed to correct that error. The Form 8-K filed on July 22, 2014 should have contained the information as shown below and the Exhibit 99.1 attached to this Form 8-K/A.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of CCA Industries, Inc. held on July 17, 2014, the following directors were elected by the Common Stock shareholders:
Sardar Biglari - 1,546,065 votes for, 1,425,930 votes withheld
Philip L. Cooley - 1,542,720 votes for, 1,429,275 votes withheld
Drew Edell - 2,644,791 votes for, 908,399 votes withheld

The following directors were elected by the Common Stock Class A shareholders:
David Edell - 967,702 votes for, 0 votes withheld
Stanley Kreitman - 967,702 votes for, 0 votes withheld
Robert Lage - 967,702 votes for, 0 votes withheld
Jonathan Rothschild - 967,702 votes for, 0 votes withheld

The shareholders ratified the advisory approval on the Company's executive compensation 3,210,590 votes for, 321,814 votes against and 20,783 votes abstained.

The appointment of BDO USA LLP as the Company's independent registered public accountants for the fiscal year ended November 30, 2014, was ratified, 5,951,981 votes for, 337,207 votes against and 19,534 votes abstained.

No other business was brought before the meeting for a vote by the shareholders.

Item 8.01 Other Events

The Company issued a press release on July 22, 2014 announcing its results for the quarter ended May 31, 2014.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1 Press release issued July 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Dated:             August 7, 2014

CCA Industries, Inc. x

By: /s/  Stephen A. Heit
Stephen A. Heit
Executive Vice President
Chief Financial Officer